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                                                                     EXHIBIT 5.1

                     [Letterhead of Dorsey & Whitney LLP]

eFunds Corporation
7272 E. Indian School Road
Suite 420
Scottsdale, Arizona 85251

     Re:  Registration Statement on Form S-8
          eFunds Corporation Deferred Compensation Plan

Ladies and Gentlemen:

     We have acted as counsel to eFunds Corporation, a Delaware corporation (the "Company"), and have advised the Company in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 relating to $10,000,000 of deferred compensation obligations ("Deferred Compensation Obligations") of the Company under the Company's Deferred Compensation Plan (the "Plan").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

     In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon certificates or representations of officers or employees of the Company and of public officials.

     Based upon the foregoing, we are of the opinion that the Deferred Compensation Obligations have been duly authorized and, when created in accordance with the terms of the Plan, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditors' remedies or by general principles of equity.

     Our opinion expressed above is limited to the laws of the State of Minnesota and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 of the Company relating to the Deferred Compensation Obligations.

Dated:  December 8, 2000

                                    Very truly yours,

                                    /s/ Dorsey & Whitney LLP


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